EXHIBIT 23.5

Consent of Janney Montgomery Scott LLC

We hereby consent to the inclusion of our opinion letter, issued and dated September 6, 2007, to the Board of Directors of National Penn Bancshares, Inc. (“NPB”) as an Appendix to the Joint Proxy Statement/Prospectus relating to the proposed merger by and between NPB and KNBT Bancorp, Inc. (“KNBT”) contained in NPB’s Proxy/Registration Statement on Form S-4 as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement/Prospectus.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy/Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Janney Montgomery Scott LLC

October 10, 2007